                                                                     EXHIBIT 3.3

                          CERTIFICATE OF DESIGNATIONS

                                       of

                      SERIES A CONVERTIBLE PREFERRED STOCK
                          (Par Value $0.001 Per Share)

                                      and

                      SERIES B REDEEMABLE PREFERRED STOCK
                          (Par Value $0.001 Per Share)

                                      and

                      SERIES C CONVERTIBLE PREFERRED STOCK
                          (Par Value $0.001 Per Share)

                                       of

                               LOISLAW.COM, INC.

                          ____________________________

                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware

                          ____________________________


     LOISLAW.COM, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on June 17, 1999 duly adopted the following preamble and resolution establishing and creating a series of 931,044 shares of Series A Convertible Preferred Stock, par value $0.001 per share, a series of 439,589 shares of Series B Redeemable Preferred Stock, par value $0.001 per share, and a series of 2,495,697 shares of Series C Convertible Preferred Stock, par value $0.001.

     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby:

     (a) designates 931,044 authorized but unissued shares of preferred stock as Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Stock"), the shares of such series to have the voting and other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as set forth in Part A of Exhibit A attached hereto;
                                                  ---------

     (b) designates 439,589 authorized but unissued shares of preferred stock as Series B Redeemable Preferred Stock, par value $.001 per share (the "Series B Stock"), the shares of such series to have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as set forth in Part B of Exhibit A attached hereto; and
                             ---------

     (c) designates 2,495,697 authorized but unissued shares of preferred stock as Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Stock"), the shares of such series to have the voting and other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as set forth in Part C of Exhibit A attached hereto.
                                                  ---------


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations on the 17th day of June, 1999.

                                                LOISLAW.COM, INC.



                                             By:  /s/ Kyle D. Parker
                                                 ---------------------------
                                             Name:  Kyle D. Parker
                                                  --------------------------
                                             Title:  Chief Executive Officer
                                                  --------------------------

                                   EXHIBIT A
                          TERMS OF THE PREFERRED STOCK


PART A:   TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK
          -------------------------------------------------

The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 931,044 shares. All shares of Series A Convertible Preferred Stock shall rank equally and be identical in all respects. The relative rights preferences, restrictions and other matters relating to the Series A Convertible Preferred Stock are as follows:

     1.   Rank.  The Series A Convertible Preferred Stock shall, with respect to
          ----
priority as to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank on a parity basis with the Series C Convertible Preferred Stock and prior to (i) the Common Stock, (ii) the Series B Redeemable Preferred Stock, and (iii) any other class or series of capital stock of the Company, whether now existing or hereafter created.

     2.   Dividends
          ---------

     2.1.  General.  The holders of shares of the outstanding Series A
           -------
Convertible Preferred Stock shall be entitled to receive non-cumulative dividends ratably and on a parity with such dividends as may be paid on the Common Stock and the Series C Convertible Preferred Stock as and when dividends on the Common Stock are declared by the Board of Directors of the Company out of funds legally available therefor, such dividends to be paid with respect to the Series A Convertible Preferred Stock as though each share of Series A Convertible Preferred Stock had been converted into shares of Common Stock pursuant to Section 6 hereof immediately prior to the record date for such dividend.

     2.2.  Coordination With Conversion Right.  To the extent that any provision
           ----------------------------------
of this Part A provides for an adjustment to the Applicable Conversion Value (or the number, amount or kind of securities issuable upon conversion of a share of Series A Convertible Preferred Stock) by reason of any dividend or distribution on the Common Stock referred to in Section 2.1 of this Part A, the holders of at least a majority of the outstanding shares of the Series A Convertible Preferred Stock ("Majority Series A Holders") shall have the right to elect either (i) to require that the corresponding dividend or distribution contemplated by Section
2.1 be declared and paid or made with respect to the Series A Convertible Preferred Stock as provided in Section 2.1, in which case such adjustment shall not be made to such extent, or (ii) to require such adjustment to be made, in which case such corresponding dividend or distribution shall not be declared or paid or made with respect to the Series A Convertible Preferred Stock to such extent. In declaring, making and paying dividends and distributions on the Common Stock as to which such right of election exists, the Company shall provide the holders of the Series A Convertible Preferred Stock with reasonable advance notice and forms of election, and shall otherwise act in good faith, so that such holders may effectively exercise all rights of election provided for in this Section 2.2 on a timely basis.

     2.3.  Record and Payment Dates.  The Board may fix a record date for the
           ------------------------
determination of holders of Series A Convertible Preferred Stock entitled to receive a dividend or distribution pursuant to Section 2.1 of this Part A, which date shall be the same as the record date for the corresponding dividend or distribution on the Common Stock. The payment date for any such dividend or distribution shall be on or before the payment date for the corresponding dividend or distribution on the Common Stock.

     3.    Liquidation, Dissolution or Winding Up.
           --------------------------------------

     3.1.  Treatment at Liquidation, Dissolution or Winding Up.
           ---------------------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of each share of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock (together, the "Senior Preferred Stock") shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, an amount equal to the Liquidation Price of such share of Senior Preferred Stock as of the date of the payment or distribution thereof to the holders of Senior Preferred Stock.

"Liquidation Price" means

     (i) with respect to the Series A Convertible Preferred Stock, an amount equal to the greater of

          (A) $3.2222 per share (the "Series A Issue Price") of Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Convertible Preferred Stock) plus all declared and unpaid dividends thereon, to and including the date full payment shall be tendered to the holders of the Series A Convertible Preferred Stock with respect to such liquidation, dissolution or winding up; or

          (B) such amount per share of Series A Convertible Preferred Stock as would have been payable had each such share been converted into shares of Common Stock pursuant to Section 6 of this Part A and each share of Series C Convertible Preferred Stock been converted into shares of Common Stock pursuant to Section 6 of Part C immediately prior to such event of liquidation, dissolution or winding up and all assets of the Company available for distribution to holders of the Company's capital stock of all classes been distributed to the holders of the Series B Redeemable Preferred Stock and the Common Stock; and

     (ii) with respect to the Series C Convertible Preferred Stock, the amount set forth as the Liquidation Price of the Series C Convertible Preferred Stock in Section 3.1(a) of Part C.

          (b) If the assets of the Company shall be insufficient to permit the payment in full of the amounts thus distributable to the holders of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock in proportion to the respective full preferential amounts to which such holders would otherwise be entitled. After such payment shall have been made in full to the holders of the Series A Convertible Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Convertible Preferred Stock so as to be available for such payment, the holders of Series A Convertible Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company and shall have no further rights of conversion and the remaining assets available for distribution shall be distributed among the holders of any other series of Preferred Stock ranking junior in liquidation to the Series A Convertible Preferred Stock and the Common Stock.

     3.2.  Treatment of Reorganizations, Consolidations, Mergers, and Sales of
           -------------------------------------------------------------------
Assets.  A reorganization as provided in Section 6.7 or a consolidation or
------
merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series A Convertible Preferred Stock shall have the right to elect the benefits of the provisions of Section 6.7 hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3.

     3.3.  Distributions Other than Cash. Whenever the distribution provided for
           -----------------------------
in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value (as defined in Section 6.4(d)) of such property as determined on the basis of an independent appraisal.

     3.4.  Record Date and Notice.  In the event of any liquidation, dissolution
           ----------------------
or winding up of the Company, whether voluntary or involuntary, the following shall apply:

          (a) Any distribution to the holders of capital stock of the Company of any class or series of assets of the Company available for distribution to its stockholders will be made to the holders of record of such class or series on a record date that is not less than 10 days nor more than 30 days prior to the date such distribution is proposed to be made (each, a "Distribution Date").

          (b) The Company shall give to each holder of Series A Convertible Preferred Stock at least 20 days' prior written notice of the record date to be fixed for any payment or distribution to any of the holders of any capital stock of the Company of any class or series. In addition to any other information required by the Company's Articles of Incorporation, (as amended or restated from time to time, these "Articles"), the Company's by-laws or applicable law, such notice shall describe in reasonable detail each payment or distribution proposed to be made, identify all classes and series of capital stock that will participate in such payment or distribution and the relative participations of the holders of each such class or series and state the record date and Distribution Date for such payment or distribution. Such notice shall be accompanied by a statement, in reasonable detail, showing the amount, kind and value of all assets of the Company available for payment or distribution to its stockholders.

     4.   Voting Power.  Except as otherwise expressly provided in Section 8
          ------------
hereof, or as required by law, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Convertible Preferred Stock, Series C Convertible Preferred Stock and Common Stock shall vote together as a single class on all matters. Whenever in these Articles it is provided that any action, determination or decision requires the approval, consent or vote of the holders of a specified number or percentage of the then outstanding shares of Series A Convertible Preferred Stock or Series C Convertible Preferred Stock, separately as a class, or any two or more series of Preferred Stock, together as a single class, on an "as converted basis," such provision means the specified number or percentage, respectively, of the shares of Common Stock into which the then outstanding shares of the specified series or combined series are convertible as of the applicable record date for determination of holders of such series or combined series entitled to vote on such matter or, if no such record date is established, at the date such approval, consent or vote is requested or solicited. Similarly, whenever in these Articles it is provided that any right, privilege or benefit endures or is available or any provision of these Articles remains operative only so long as a specified number or percentage of shares of a specified series of Preferred Stock of any one or more series remain outstanding or are held by some specified Person(s) or categories of Person(s), such provision means the specified number or percentage, respectively, of the shares of Common Stock into which the then outstanding shares of the specified series or combined series of Preferred Stock are convertible as of the applicable time of determination.

     5.    Redemption.
           ----------

     5.1.  Optional Redemption.  The Majority Series A Holders shall have the
           -------------------
right to require the Company to redeem all of the outstanding shares of Series A Convertible Preferred Stock upon the occurrence of any of the following (each a "Redemption Event"): (i) the fifth anniversary of the Series C Issue Date (as defined in Section 5.1 of Part C), (ii) a Change of Control, or (iii) a Reorganization Event. The Majority Series A Holders may exercise such right by delivering written notices ("Exercise Notices") to such effect, which,
                             ----------------
collectively, have been signed by the Majority Series A Holders, to the Company at any time after the date of the occurrence of the Redemption Event and prior to the expiration of the 30 day period following the Company's delivery of written notice of the Redemption Event to the holders of Series A Convertible Preferred Stock. If such right is so exercised, the redemption date ("Redemption Date") shall be a Business Day selected by the Majority Series A
-----------------
Holders that is not sooner than the 90th day after and not later than the 120th day after the Company delivers notice of the Redemption Event to the Series A Holders; provided, however, that if, in connection with such Redemption Event, the Exercising Series C Holders (as defined in Section 2.2 of Part C) have exercised their right to redeem the Series C Convertible Preferred Stock pursuant to Section 5.1 of Part C, then the Redemption Date shall be the date within such period, and within the corresponding period specified in Section 5.1 of Part C, agreed to by the Majority Series A Holders and the Exercising Series C Holders; and provided further, that in the case of any Reorganization Event,
               --------
the Redemption Date shall be postponed by a number of days equal to the number of days, if any, during which either the exercise of such right or the redemption by the Company of the Series A Convertible Preferred Stock (or, if applicable, the Series C Convertible Preferred Stock) shall be enjoined, stayed or otherwise prevented or delayed by order or decree of any court or tribunal having jurisdiction. The Company shall deliver written notice to all holders of Series A Convertible Preferred Stock promptly upon the occurrence of a Redemption Event. The redemption price per share ("Redemption Price") shall be an amount equal to the amount that would be distributed in respect of each share of Series A Convertible Preferred Stock if the Company were sold for its Fair Market Value (as defined in Section 6.4(d)) as of the date of the Redemption Event and the proceeds of such sale were distributed as provided in Section 3.1. In such event, the Fair Market Value of the Company shall be determined by an investment bank of national standing selected by the Company and approved by the Majority Series A Holders. The following definitions are applicable to this
Section 5 and to any other Section in this Part A in which these terms are used:

          "Change of Control" means any of the following:

               (i) any person other than Kyle D. Parker or a Person controlled by Kyle D. Parker at any time becomes the Beneficial Owner, directly or indirectly and whether as a result of issuances, redemptions or repurchases by the Company of Common Stock or transfers of Common Stock by stockholders of the Company, of Common Stock representing 50% or more of the combined voting power with respect to the election of directors of the Company represented by all then outstanding Common Stock of the Company;

               (ii) the Company consolidates with, or merges with or into, another person, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets directly or indirectly to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Common Stock of the Company is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the persons who were the Beneficial Owners of the outstanding Common Stock of the Company immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding common stock of the surviving or transferee Person; or

               (iii) the Company or any of its Subsidiaries purchase, lease or otherwise acquire assets of any Person or Persons, in one or a series of related transactions, for consideration consisting in whole or in part of Common Stock, Convertible Securities or Rights and the number of shares of Common Stock issued by the Company (including all shares issuable or purchasable upon exercise of all such Convertible Securities and Rights) in such transaction is equal to 50% or more of the number of fully diluted shares of Common Stock outstanding immediately prior to such transaction (or the first of such series of transactions).

          A "Reorganization Event" shall be deemed to have occurred upon the happening of any of the following:

               (i) the appointment of a receiver or trustee to administer all or a substantial portion of the assets of the Company or any Significant Subsidiary, which shall remain in effect for 60 days;

               (ii) the filing by the Company or any Significant Subsidiary of a voluntary petition for relief under any Insolvency Law or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

               (iii) the making by the Company or any Significant Subsidiary of a general assignment for the benefit of creditors;

               (iv) the filing by the Company or any Significant Subsidiary of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under any Insolvency Law; or

               (v) the entry of an order, judgment or decree by any court of competent jurisdiction granting relief against the Company or any Significant Subsidiary in an involuntary proceeding under any Insolvency Law and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days.

          "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "Beneficial Owner" means a beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as interpreted by the Securities and Exchange Commission, provided that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire without regard to the 60 day limitation in subdivision (d)(i) of such Rule 13d-3. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

          "Convertible Securities" means evidences of indebtedness, shares of stock or other securities or obligations that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

          "Rights" means any options, warrants or other rights (except Convertible Securities), however denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

          "Insolvency Law" means the United States Bankruptcy Code and any other law, foreign, federal or state, relating to bankruptcy, receivership, reorganization, insolvency, adjustment, compromise or extension of debt or other relief of a debtor from creditors.

          "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

          "Significant Subsidiary" means a Subsidiary in which the Company's and its other Subsidiaries' (i) investments in and advances to the Subsidiary exceed 20% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, (ii) proportionate share of the total assets of the Subsidiary exceeds 20% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a Change in accounting principle of the Subsidiary exceeds 20% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

     5.2.  Form and Source of Redemption Payments.  The Redemption Price for all
           --------------------------------------
shares redeemed pursuant to Section 5.1 shall be paid in cash from unrestricted funds legally available for such purpose.

     5.3.  Notice of Redemption.  Notice of any redemption by the Company
           --------------------
pursuant to Section 5.1 shall be given to the holders of record of the shares of Series A Convertible Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of the

Company or are supplied by them in writing to the Company for the purpose of such notice. Such notice shall be given not more than 45 days nor less than 10 days prior to the Redemption Date. In addition to any information required by law or by the applicable rules of any national stock exchange or national interdealer quotation system, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and shall state the name and address of the Redemption Agent appointed in accordance with Section 5.4.

     5.4.  Deposit of Redemption Price.  If any shares of Series A Convertible
           ---------------------------
Preferred Stock are to be redeemed pursuant to Section 5.1, then on or before the Redemption Date the Company shall deposit, in an irrevocable trust fund for the sole purpose of redeeming the shares of Series A Convertible Preferred Stock to be redeemed on the Redemption Date, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $250,000,000 or having capital, undivided profits and surplus aggregating at least $250,000,000 on a consolidated basis with such bank's or trust company's parent, provided, however, that, in such case, such parent has guaranteed all of the existing and future obligations of such bank or trust company (a "Redemption Agent"), immediately available unrestricted funds legally available for such purpose sufficient to redeem all outstanding shares of Series A Convertible Preferred Stock to be redeemed pursuant to Section 5.1 for the applicable Redemption Price on the Redemption Date, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Company, to pay, commencing on the Redemption Date or prior thereto, the Redemption Price of such shares of Series A Convertible Preferred Stock to their respective holders upon the surrender of their share certificates and, from and after the later of the date of such deposit and the Redemption Date, such shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment, as provided in these Articles, of the Redemption Price of such shares, calculated through the Redemption Date, upon surrender of the certificates therefor. Until such date, the shares of Series A Convertible Preferred Stock shall continue to be convertible into Common Stock in accordance with Section 6 and shall continue to be issued and outstanding for all other purposes. Any funds so deposited with the Redemption Agent by the Company and unclaimed for six months from the Redemption Date shall (unless an applicable escheat or abandoned property law designates another Person) be paid to the Company, after which repayment the holders of such shares of Series A Convertible Preferred Stock shall look to the Company for the payment of the Redemption Price therefor, without interest.

     5.5.  Actions to Facilitate Required Redemptions. If in connection with any
           ------------------------------------------
Redemption Event the Company has insufficient cash to (A) redeem all shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock that it is required to redeem pursuant to these Articles on the Redemption Date and (B) purchase all Warrants and Warrant Shares (as those terms are defined in the Amended and Restated Stockholders Agreement ("Stockholders Agreement"), entered into on or about the Series C Issue Date, by and among the Company and certain holders of securities of the Company) pursuant to Section 4 of the Stockholders

Agreement, then the Company shall (i) promptly give written notice to such effect to the holders of the Series A Convertible Preferred Stock, (ii) take, as hereafter provided in this Section 5.5, all reasonable lawful actions to obtain sufficient cash to enable the Company to make such redemption and purchase, including (A) the sale of additional equity securities, (B) any necessary action under applicable law to reduce the Company's stated capital or otherwise increase the Company's surplus or other funds legally available, (C) a refinancing of the debt of the Company, (D) asset sales by the Company and (E) a sale of the Company to a third party and (iii) no later than 30 days after the date of delivery of the notice referred to in clause (i) of this sentence, engage (at the Company's sole expense, which expense may be paid prior to the redemption of the Preferred Stock and the purchase of the Warrants and Warrant Shares) a nationally recognized independent investment banking firm (such firm, the "Advisor") reasonably acceptable to both the Majority Series A Holders and the Majority Series C Holders (together, the "Majority Preferred Holders") in order to advise and assist the Company in connection with the actions to be taken by the Company (each such action, an "Action"), including without limitation the actions enumerated in subclauses (A)-(E) of clause (ii) of this sentence. The Company and the Advisor shall submit to the holders of the Series A Convertible Preferred Stock, no later than 60 days after the date of the notice referred to in clause (i) of the immediately preceding sentence, a proposal setting forth the Actions proposed to be taken by the Company. Any proposed Action that is approved by the affirmative vote of the Majority Preferred Holders (each, an "Approved Action") shall be pursued by the Company in good faith as quickly as practicable. In the event that the Approved Actions include a sale of the Company or its assets, then no later than 120 days after such approval (150 days if the Advisor assisting in the sale shall advise the Company in writing that such additional period is reasonably likely, in its good faith judgment, to result in a higher price being obtained in such sale) or such later date as may be agreed upon by the Company and the Majority Preferred Holders, the Board of Directors shall accept the highest bid submitted for such sale deemed by the Advisor to represent an "adequate" price for such assets or the Company (the values of such bids to be determined by the Advisor). Any holder of shares of Series A Convertible Preferred Stock or Series C Convertible Preferred stock and any Affiliate of any such holder or of the Company shall be entitled to submit its own bid in the competitive bidding process. In the event that the Approved Actions include (i) a sale of additional equity securities or debt securities of the Company or (ii) a refinancing of the debt of the Company, the Company will use its best efforts to consummate such proposed Action within 120 days after such approval or by such later date as may be agreed upon by the Company and the Majority Preferred Holders. Consistent with his or her fiduciary duties as a director of the Company, each director of the Company shall approve the taking by the Company of each Approved Action and, if any approval or other action by any of the Company's stockholders is required by applicable law in order to authorize, or otherwise in connection with, the taking of such Approved Action, shall recommend that such stockholders give such approval and take such other action, but this sentence shall not be construed as establishing any requirement for unanimous approval by the Board of Directors in order to authorize any Approved Action or otherwise the vote required under applicable law or these Articles. Nothing contained in this Section 5.5 is intended to eliminate, qualify, modify or limit the rights of the holders of the Series A Convertible Preferred Stock under any provision of these Articles or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Company to redeem shares of Series A Convertible Preferred Stock as and when required by these Articles.

     6.    Conversion Rights.  The holders of the Series A Convertible Preferred
           -----------------
Stock shall have the following rights with respect to the conversion of the Series A Convertible Preferred Stock into shares of Common Stock:

     6.1.  General.  Subject to and in compliance with the provisions of this
           -------
Section 6, any share of the Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 6.2) by the number of shares of Series A Convertible Preferred Stock being converted.

     6.2.  Applicable Conversion Rate. The conversion rate in effect at any time
           --------------------------
(the "Applicable Conversion Rate") shall be the quotient obtained by dividing $3.2222 by the Applicable Conversion Value, calculated as provided in Section 6.3.

     6.3.  Applicable Conversion Value. The Applicable Conversion Value shall be
           ---------------------------
$3.2222, except that such amount shall be adjusted from time to time in accordance with this Section 6. All references to the Applicable Conversion Value in this Part A are to the Applicable Conversion Value as so adjusted.

     6.4.  Adjustments to Applicable Conversion Value.
           ------------------------------------------

          (a) Upon Sale of Common Stock.  If the Company shall, while there are
              -------------------------
any shares of Series A Convertible Preferred Stock outstanding, issue or sell shares of Common Stock for a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Conversion Value upon each such issuance or sale shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value immediately prior to such issuance, and the denominator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (z) the number of such additional shares of Common Stock so issued. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6.4(a) in respect of any issuance of Common Stock if an adjustment is made in respect of such issuance pursuant to Section 6.4(f).

          (b) Upon Issuance of Warrants, Options and Rights to Common Stock.
              -------------------------------------------------------------

               (1) For the purposes of this Section 6.4, the issuance or sale of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance or sale of any securities convertible into or exchangeable for shares of Common Stock (or the issuance or sale of any warrants, options or any rights with respect to such convertible or exchangeable securities and including, in each case, without limitation, dividends or distributions of such convertible or exchangeable securities) shall be deemed an issuance or sale, as applicable, at such time of such Common Stock if the Net Consideration Per Share (as defined in paragraph (3) below) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value of the Common Stock at the time of such issuance. Any obligation, agreement, or undertaking to issue or sell warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance or sale, as applicable, at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this
     Section 6.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if any adjustment shall previously have been made upon the issuance or sale of any such warrants, options, subscriptions or purchase rights or upon the issuance or sale of any convertible or exchangeable securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

               (2) Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased or increased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (a) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the actual Net Consideration Per Share of such securities, and (b) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to this paragraph. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock shall be disregarded as, and when all of such warrants, options, subscriptions, or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions, or purchase rights not been issued.

               (3) For purposes of this Section 6.4(b), the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

               (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

               (B) The "Net Consideration Per Share" which may be received by the Company shall be determined initially in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

          (c) Stock Dividends.  In the event the Company shall make or issue, or
              ---------------
shall fix a record date for the determination of holders of any stock of the Company other than Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for the Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend or distribution shall be deemed to have been issued without consideration and the adjustments required by subsections (a) and (b) of this Section 6.4 shall be made; provided however, that if the Majority Series A Holders consent to such a dividend or distribution, then no adjustments required by subsections (a) and
(b) of this Section 6.4 shall be made. The making or payment of any such distribution or dividend in Common Stock on the Series A Convertible Preferred Stock shall not reduce the number of shares of Common Stock the holders of such shares of Series A Convertible Preferred Stock are otherwise entitled to receive upon conversion of such shares.

          (d) Consideration.  For the purpose of making any adjustment required
              -------------
under this Section 6.4, the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (B) to the extent it consists of property other than cash, be computed at the Fair Market Value of that property as determined in good faith by the Board of Directors.

          "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity security registered under the Exchange Act. The Fair Market Value of the Company shall be determined on a going concern basis, and on the basis that the management and other key employees of the Company and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable by the Company pursuant to the indemnification provisions of the Note Purchase Agreement (as defined in Section 8).

          "Current Market Price" means, in respect of any share of Common Stock as of any time,

     (A) if the Common Stock shall not then be Publicly Traded, the Fair Market Value per share of Common Stock as at such date as determined by the Board in good faith, or

     (B) if the Common Stock is then Publicly Traded, the average of the reported last sales prices for the ten consecutive Trading Days commencing 20 Trading Days before the date in question.

          The reported last sales price for each Trading Day shall be

          (i) the reported last sales price, regular way, as reported on the New York Stock Exchange Composite Tape, or

          (ii) if not listed or admitted to trading on the New York Stock Exchange, on the National Market tier of The Nasdaq Stock Market, or

          (iii) if the Common Stock is not listed or admitted to trading on the National Market tier of the Nasdaq Stock Market at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading, or

          (iv) if such security is not quoted on such National Market tier or any national securities exchange, the average of the highest bid and lowest asked prices on such day as reported by The Nasdaq Stock Market.

     As used herein, the term "Trading Day" means a day on which the New York Stock Exchange, each national securities exchange on which the Common Stock is listed and The Nasdaq Stock Market are open for business, provided that if no sales of the Common Stock take place on such day on the relevant exchange or stock market determined under the immediately preceding sentence, such day shall not be a Trading Day. The Common Stock shall be considered to be "Publicly Traded" as of any date if on such date (i) the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and (ii) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted on The Nasdaq Stock Market.

          (e) Adjustment for Stock Splits and Combinations.  If the Company
              --------------------------------------------
shall at any time or from time to time effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Convertible Preferred Stock, the Applicable Conversion Value in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Convertible Preferred Stock, the Applicable Conversion Value in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6.4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Common Stock Dividends and Distributions.  If the Company at any
              ----------------------------------------
time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in shares of Common Stock, the Applicable Conversion Value shall be decreased as of the time of such issuance or, if such a record date is fixed, as of the close of business on such record date by multiplying the Applicable Conversion Value by a fraction (A) the numerator of which is the total number of shares of Common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date (as the case may be) and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date (as the case may be) plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

          (g) Other Dividends.  In the event the Company shall make or issue, or
              ---------------
shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or (ii) cash or assets, then, subject to Section 2.2, the Applicable Conversion Value shall be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the denominator of which shall be the Current Market Price per share of the Common Stock immediately prior to such issuance or the close of business on such record date (as the case may be) and the numerator of which is the excess of (x) the Current Market Price per share of the Common Stock as of such date over (y) the amount allocable to each share of Common Stock outstanding as of such date of the sum of (A) the Fair Market Value (as determined as of such date in good faith by the Board) of such securities or assets so distributable, plus (B) any such cash so distributable; provided however, that if such adjustment would result in an Applicable Conversion Value that is greater than the Applicable Conversion Value in effect prior to such adjustment, then such adjustment shall not be made and, in lieu thereof, provision shall be made so that the holders of Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as defined in Section 6.9), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series A Convertible Preferred Stock.

          (h) Exceptions.  The provisions of this Section 6.4 (other than
              ----------
Section 6.4(b)(2)) shall not apply to (A) the issuance of shares of Common Stock issued upon conversion of the Series C Convertible Preferred Stock issued on the Series C Issue Date or upon conversion of the Series A Convertible Preferred Stock, (B) the issuance of Common Stock and/or options, warrants or other Common Stock purchase rights, and the issuance of Common Stock pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) before, on or after the Series A Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary that is approved by the Compensation Committee of the Board of Directors of the Company pursuant to the Company's 1996 Stock Option Plan (or pursuant to any other incentive compensation plan approved by the Compensation Committee); provided that such issuances shall not exceed, or be convertible into or exercisable for more than, in the aggregate, 500,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) and (C) the issuance of shares of Common Stock pursuant to the exercise of any Warrants (as defined in the Note Purchase Agreement) or any other options, warrants or rights outstanding as of the Series C Issue Date and disclosed on a schedule to the Series C Purchase Agreement (as defined in Section 6.4(d) of Part C).

     6.5.  Certain Provisions Applicable to Adjustments Generally.
           ------------------------------------------------------

          (a) If, as a result of any adjustment made pursuant to Section 6.4 or otherwise, the holders of Series A Convertible Preferred Stock, would, upon conversion, become the holders of more than one class or series of capital stock of the Company, then (A) the Applicable Conversion Value (and the number, amount or kind of securities issuable upon conversion of a share of Series A Convertible Preferred Stock) shall be subject to adjustment in respect of each such class and series of capital stock in a manner and on terms as nearly as equivalent as practicable to all the provisions set forth in Section 6.4, which manner and terms shall be promptly determined by the Board of Directors, in good faith, and (B) the Board of Directors shall determine, in good faith, the equitable allocation of the Applicable Conversion Value between or among the classes of capital stock. Promptly after the Board of Directors makes any such determination, the Company shall deliver to each holder of Series A Convertible Preferred Stock a written notice which shall describe in reasonable detail the manner and terms so determined.

          (b) Adjustments of the Applicable Conversion Value (and the number, amount or kind of securities issuable upon conversion of a share of each such series) shall be cumulative and shall be made successively on each and every occasion that any event requiring any such adjustment shall occur.

          (c) If, after the event giving rise to such adjustment but prior to the effective time for such adjustment, any holder converts any Series A Convertible Preferred Stock and such holder would have received any additional shares of Common Stock, cash or other securities, property or consideration if such conversion had been made immediately after such effective time, the Company shall deliver to such holder, promptly after such effective time, all such additional shares of Common Stock, cash or other securities, property or consideration.

     6.6. Capital Reorganization or Reclassification.  If the Common Stock
          ------------------------------------------
issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6, or the sale of all or substantially all of the Company's properties and assets to any other person), then and in each such event provision shall be made so that the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     6.7. Capital Reorganization, Merger or Sale of Asset.
          -----------------------------------------------

          (a) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series A Convertible Preferred Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (b) Each holder of Series A Convertible Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 6.7, shall have the option of electing treatment of his shares of Series A Convertible Preferred Stock under either this Section 6.7 or Section 3 hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) business days before the effective date of such event (provided that the Company has given notice of the record date for such event to such holder as required under Section 10). If a holder of Series A Convertible Preferred Stock elects treatment of any of its shares under
Section 3 as
permitted in this Section 6.7, then the Company shall purchase such shares for the amount per share which would be payable to such holder if such event were treated as a liquidation, dissolution or winding up of the Company effective as of the date of such event entitling the holders of the Series A Convertible Preferred Stock to receive, in cash and promptly after the date of the closing, consummation or occurrence of such event, the respective amounts specified in
Section 3.1 that they would receive if the Company were being liquidated and dissolved on such date and the Company were sold for its Fair Market Value (as determined by an investment bank of national standing selected by the Company and approved by the Majority Series A Holders) on such date and all proceeds of such sale were distributed to the Company's stockholders as contemplated by
Section 3.

     6.8. Accountant's Certificate as to Adjustment Notice by Company.  In each
          -----------------------------------------------------------
case of an adjustment or readjustment of the Applicable Conversion Rate, the Company at its expense will furnish each holder of Series A Convertible Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. However, if the holder or holders of at least fifty percent (50%) of the then outstanding shares of Series A Convertible Preferred Stock so request, such certificate shall be prepared by independent public accountants of recognized national standing (which may be the Company's principal outside auditors).

     6.9. Exercise of Conversion Privilege.  To exercise its conversion
          --------------------------------
privilege, a holder of Series A Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 6, cash in the amount of all declared and unpaid dividends on such shares of Series A Convertible Preferred Stock up to and including the Conversion Date, cash, as provided in Section 6.10, in respect of any fraction of a share of Common Stock that otherwise would be issuable upon such conversion, and all other cash, other securities and other property, if any, to which such holder is entitled by virtue of the conversion of such Series A Convertible Preferred Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby; provided, that, such holder, at its option, may state in its notice of conversion that the conversion is not to be effective until a specified later date or the occurrence or satisfaction of any specified contingency or condition, in which event the share(s) of Series A Convertible Preferred Stock covered by such notice shall not be deemed to have been converted until immediately prior to the closing of such sale or such other date (as the case may be). If any holder of Series A Convertible Preferred Stock is advised by its legal counsel that its intended conversion of any or all of its Series A Convertible Preferred Stock would or might be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other law, rule or regulation which requires any filing with or review or approval by any governmental authority or agency, the Company shall promptly comply with any requirements of such law, rule or regulation applicable to it, and the Company and such holder shall each cooperate with the other in its efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis. In such event, each of the Company and such holder shall pay one half of any filing fees required in connection therewith.

     6.10. Cash in Lieu of Fractional Shares.  No fractional shares of Common
           ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Convertible Preferred Stock, the Company shall pay to the holder of the shares of Series A Convertible Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Current Market Price (as defined in Section 6.4(d)) per share of the Common Stock at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Convertible Preferred Stock being converted at any one time by any holder thereof and not upon each share of Series A Convertible Preferred Stock being converted.

     6.11. Partial Conversion.  In the event some but not all of the shares of
           ------------------
Series A Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

     6.12. Automatic Conversion Upon Initial Public Offering.
           -------------------------------------------------

          (a) Immediately upon the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (A) the aggregate proceeds to the Company in such underwritten public offering equals or exceeds $20,000,000, and (B) the per share price of the Common Stock offered for sale in such offering is at least two (2) times the Series A Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like) (such offering a "Qualified Public Offering"), all outstanding shares of Series A Convertible Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such Series A Convertible Preferred Stock is convertible pursuant to this Section 6 as of the closing of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock; provided that all adjustments to the Applicable Conversion Value required pursuant to Section 6 by reason of any event, transaction or action occurring on or before the date of such conversion shall be made, whether or not the effectiveness of such adjustment is stated by the provision requiring such adjustment to be after the date of such conversion and even if the calculation, nature or size of the adjustment is dependent on facts or events occurring, or not ascertainable until, after such date.

          (b) Upon the occurrence of the conversion specified in Section 6.12(a), the holders of such Series A Convertible Preferred Stock shall, a reasonable time after notice from the Company, surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue such certificates unless certificates evidencing such shares of the Series A Convertible Preferred Stock being converted are either delivered to the Company or any such transfer agent, or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

     6.13. Reservation of Common Stock.  The Company shall at all times reserve
           ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     7.    Reacquired Shares of Series A Convertible Preferred Stock. All shares
           ---------------------------------------------------------
of Series A Convertible Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized, unissued shares of undesignated preferred stock available for issuance by the Company.

     8.    Restrictions and Limitations. Except as expressly provided herein or
           ----------------------------
as required by law, so long as any shares of the Series A Convertible Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or by written consent of the Majority Series A Holders, do any of the following:

          (i) authorize or issue, or obligate itself to authorize or issue, any new shares (or securities convertible into shares) of Series A Convertible Preffered Stock, Series C Convertible Preferred Stock or of any other class or series of capital stock of the Company having liquidation, redemption or dividend rights which are senior to or pari passu with the Series A Convertible Preffered Stock or that is redeemable (mandatorily, at the option of the holders, upon the occurrence of any date or event or otherwise) at any time while any shares of Series A Convertible Preferred Stock are outstanding;

          (ii) merge or consolidate with any other person, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or dissolve, liquidate or wind-up its business or affairs or otherwise terminate or permit the termination of its legal existence, except that any wholly-owned Subsidiary may merge into or consolidate with or transfer assets to the Company or any wholly-owned Subsidiary;

          (iii) offer or confer any right, benefit, privilege or opportunity to or upon, or waive, release or forbear from enforcing any obligation or liability (whether arising by contract, these Articles or otherwise) of, any holder, or the holders generally, of any series of Preferred Stock, in such holder's or holders' capacities as such, unless the same right, benefit, privilege, opportunity, waiver, release or forbearance is offered or granted to or conferred upon all holders of Preferred Stock on an equitable basis;

          (iv) (A) amend, modify or supplement the terms, provisions or conditions of any agreement or instrument pursuant to which any Person acquired any shares of the Company's capital stock, or any options, warrants or other rights to acquire shares of the Company's capital stock (except that the Company may amend, modify or supplement employee or director options with the approval of the Compensation Committee), or (B) waive, release, compromise or settle any remedy or claim existing or arising by virtue of the terms, provisions or conditions of any such agreement or instrument;

          (v) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Company's Common Stock, Series A Convertible Preferred Stock, Series B Redeemable Preferred Stock, Series C Convertible Preferred Stock or any other capital stock of the Company, or apply any of the Company's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any of the Company's Common Stock, Series A Convertible Preferred Stock, Series B Redeemable Preferred Stock, Series C Convertible Preferred Stock or any other equity securities of the Company, except that the Company may (A) redeem the Series A Convertible Preferred Stock if required by the Majority Series A Holders in accordance with, and subject to, the provisions of Section 5 of this Part A, (B) redeem the Series C Convertible Preferred Stock if required by the Exercising Series C Holders in accordance with, and subject to, the provisions of Section 5 of Part C, (C) repurchase the Warrants and Warrant Shares if required by the Majority Warrant Holders in accordance with, and subject to, the provisions of Section 4 of the

     Stockholders Agreement and, as applicable, Section 5 of this Part A and
     Section 5 of Part C, and (D) make repurchases from employees, or consultants or directors of the Company upon termination of employment or services pursuant to the terms of option agreements or restrictive stock agreements that (1) are approved by the Compensation Committee of the Board of Directors of the Company and entered into with such employees, consultants or directors and (2) do not exceed $250,000, in the aggregate, in any 12 month period; provided that no such repurchase shall be effected while a default exists with respect to the Company's obligations under
     Section 5 of this Part A;

          (vi) amend or repeal any provision of, add any provision to, or waive any provision (including any of these protective provisions) of these Articles or the Company's By-laws, or any resolution of the Board of Directors or any other instrument establishing and designating the Series A Convertible Preferred Stock, the Series B Redeemable Preferred Stock, the Series C Convertible Preferred Stock or any other capital stock of the Company now or hereafter existing and determining the relative rights, preferences, privileges or powers thereto;

          (vii) make any material change in the nature of the business conducted by the Company as of May 1, 1999;

          (viii) enter into any agreement with any Person which, in the absence of a default thereunder, would prevent the Company from paying dividends or making redemption payments on the Series A Convertible Preferred Stock in accordance with these Articles or from fully performing on a timely basis any of its obligations with respect to the Series A Convertible Preferred Stock, or would condition or otherwise limit or restrict the ability of any Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law to the Company or any other Subsidiary; (2) pay any Debt owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; (4) transfer any of its property or assets to the Company or any other Subsidiary; or (5) otherwise create or suffer to become effective any consensual arrangement which would have any effect referred to in this clause (viii);

          (ix) sell, transfer, convey, mortgage, pledge or otherwise dispose of or encumber any of their respective properties (including any property consisting of an equity interest or other investment or interest in any Subsidiary), except for (A) sales of property in the ordinary course of business, consistent with past practices, in arm's length transactions with non-affiliates, (B) encumbrances of assets on customary terms and consistent with past practices to secure indebtedness permitted by clause
     (x) of this Section 8, and (C) the sale of property not permitted by subclause (A) or (B) of this clause (x) if such sale is to a non-Affiliate of the Company, is at a price not less than Fair Market Value and the aggregate sale price for such sale and all other sales (whether or not related) during any single fiscal year made in reliance on this subclause
     (C) does not exceed $1,000,000 provided that at least 50% of the net proceeds from any such dispositions in excess of $250,000 during any single fiscal year are applied to reduce outstanding Debt;

          (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness except for (1) up to $12,500,000 in the aggregate (exclusive of interest, fees, expenses, costs, protective advances and other amounts which may be added to principal under any applicable loan agreement) in Senior Debt, (2) current liabilities, other than for Indebtedness for Money Borrowed, which are incurred in the ordinary course of business, (3) purchase money security interests securing the purchase of equipment to be used in connection with the business of the Company and its Subsidiaries, and (4) the Notes.

          (xi) declare or pay any dividend on, or declare or make any distribution to holders of any capital stock or other equity interests of the Company or any Subsidiary; or

          (xii) enter into any contract or agreement with or for the benefit of, make any loan or advance to or investment in, obtain any loan, advance or other extension of credit from, sell, assign or otherwise transfer any assets to, purchase or otherwise acquire any assets from, guarantee, assume or otherwise become liable for any Debt or other liabilities or obligations of or engage in any other transaction with or for the benefit of any Restricted Person, except (A) payment or provision of salaries and other employee compensation to officers or directors of the Company or such Subsidiary commensurate with compensation levels and deferred compensation amounts in effect on the date of and disclosed pursuant to the Series C Purchase Agreement or approved by the Compensation Committee or pursuant to any employment agreement disclosed pursuant to the Series C Purchase Agreement or approved by the Compensation Committee and (B) sales by the Company of its goods and services to customers in the ordinary course of business at the Company's standard rates and contracts or agreements related to such sales.

          To the extent that the Company proposes to take any action or consummate any transaction of any kind specified in any clause in this
     Section 8 in order to redeem, or in connection with the redemption of all outstanding shares of the Series A Convertible Preferred Stock required or permitted by Section 5, the consent or approval of the Majority Series A Holders shall not be required to the extent that the Company provides assurances, reasonably satisfactory to the Majority Series A Holders, that such action or transaction will not be taken or consummated unless such redemption is first or simultaneously effected in accordance with all applicable provisions of Section 5 (including the requirements of Section
     5.4 with respect to the indefeasible deposit of the Redemption Price) and all applicable requirements of law and that the Company will not incur any liability or obligation (other than the payment of expenses incurred in connection therewith) in the event that such action or transaction is abandoned or any condition to the taking or consummation thereof (including the redemption of the Series A Convertible Preferred Stock in accordance with the terms of Section 5 and as required by this sentence) is not satisfied.

          The following terms have the meanings indicated wherever such terms are used in this Part A:

          "capital stock" when used with respect to any corporation means (unless the context otherwise indicates) any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any class or series, any and all stock appreciation rights and any and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

          "Indebtedness" has the meaning given to such term in the Note Purchase Agreement.

          "Indebtedness for Money Borrowed" has the meaning given to such term in the Note Purchase Agreement.

          "Senior Debt" has the meaning given to such term in the Note Purchase Agreement.

          "Notes" means the Company's 12.5% Senior Subordinated Notes due November 30, 2003 in an aggregate principal amount of $10,000,000.

          "Note Purchase Agreement" means the Senior Subordinate Note and Securities Purchase Agreement dated as of November 24, 1997 by and between the Company and Capital Resource Lenders III, L.P., as from time to time amended and in effect between the parties thereto.

          "Restricted Person" means (i) any Beneficial Owner of 5% or more of any class or series of equity interests in the Company, (ii) any Affiliate of the Company other than a wholly owned Subsidiary, (iii) any director or officer of the Company or of any Subsidiary, (iv) any Beneficial Owner of 5% or more of any class or series of equity interests in any Subsidiary and any director, officer or Affiliate of any such owner, and (iv) any Related Party of any Person covered by clause (i), (ii), (iii) or (iv) of this sentence.

          "Related Party" means, with respect to any Person, (i) any Person (other than the Company or a Subsidiary) of which such Person is a director, officer, partner, manager or other member of management, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of equity interests, and (ii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity. If such Person is a natural person, such Person's "Related Parties" shall also include such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children and any Person (other than the Company or a Subsidiary), trust or estate with which any such relative of such Person has any relationship specified in clause
     (i) or (ii) of the first sentence of this definition.

     9.   No Dilution or Impairment.  The Company will not, by amendment of its
          -------------------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Convertible Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable on the conversion of the Series A Convertible Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Convertible Preferred Stock from time to time outstanding, (c) will not transfer all or substantially all of its properties and assets to any other Person, or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other Person shall expressly assume in writing and will be bound by all the terms of the Series A Convertible Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Convertible Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken. In addition to the foregoing, each holder of Series A Convertible Preferred Stock shall be given, at the same times as holders of Common Stock, all notices of corporate action or proposed corporate action given to holders of Common Stock.

     11.  Sections References; Definitions.  Except as specifically stated
          --------------------------------
otherwise, all references in this Part A to Sections are references to Sections in this Part A. All references to "Part A" or "Part C" are references to Part A and Part C of this Article Fourth of these Articles. Unless specifically provided otherwise, the definitions specified in this Part A for certain terms are only for such terms as used in this Part A.

     12.  Amendment.  The provisions of this Part A may be amended from time to
          ---------
time by the Board of Directors with the affirmative vote at a meeting duly called and held or written consent of the Majority Series A Holders; provided,
                                                                     --------
however, any such amendment which, by its terms, would have an adverse effect
-------
upon the shares of Series A Convertible Preferred Stock of any holder that does not affect all shares of Series A Convertible Preferred Stock on an equal per share basis shall also require the prior approval of such holder. Unless otherwise required by mandatory provisions of applicable law or by these Articles, no vote or consent of the holders of any other class or series of the Company's stock shall be necessary.

PART B:   TERMS OF THE SERIES B REDEEMABLE PREFERRED STOCK
          ------------------------------------------------

The series of Preferred Stock designated and known as "Series B Redeemable Preferred Stock" shall consist of 439,589 shares. All shares of Series B Redeemable Preferred Stock shall rank equally and be identical in all respects. The relative rights, preferences, restrictions and other matters relating to the Series B Redeemable Preferred Stock are as follows:

     1.   Dividends.  The holders of shares of the outstanding Series B
          ---------
Redeemable Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the per annum rate of $0.7735 per share. Such dividends shall accrue from day to day on each share of Series B Redeemable Preferred Stock from the date of original issuance of such share, and shall be paid as and when declared by the Board of Directors of the Company.

     2.   Preference on Liquidation.
          -------------------------

     2.1  Treatment at Liquidation, Dissolution or Winding Up.  In the event of
          ---------------------------------------------------
any liquidation, dissolution or winding up of the Company, after payment to the holders of the Series A Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock of the full amounts distributable to them under Section 3 of Part A and Section 3 of Part C, respectively, and after payment to the holders of any other series of Preferred Stock ranking senior in liquidation to the Series B Redeemable Preferred Stock of any amounts to which they may be entitled under these Articles, the holders of shares of the Series B Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Company, and prior and in preference to any distribution of any assets, capital, surplus or earnings of the Company to the holders of any other capital stock of the Company (including the Common Stock), the amount of $10.00 per share for each share of Series B Redeemable Preferred Stock then held by them (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares) together with all accrued but unpaid cumulative dividends on the Series B Redeemable Preferred Stock (the "Liquidation Preference Amount"). If the assets of the Company shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Redeemable Preferred Stock. After such payment shall have been made in full to the holders of the Series B Redeemable Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of the Series B Redeemable Preferred Stock so as to be available for such payment, the holders of the Series B Redeemable Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company.

     2.2  Treatment of Consolidations, Mergers and Sales of Assets.  A
          --------------------------------------------------------
consolidation or merger of the Company (unless the Company is the surviving entity), or a sale of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 2.

     2.3  Distributions other than Cash.  Whenever the distribution provided for
          -----------------------------
in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined on the basis of an independent appraisal.

     3.   Redemption.
          ----------

     3.1  Mandatory Redemption.  The Company shall redeem all of the Shares of
          --------------------
Series B Redeemable Preferred Stock then outstanding on December 31, 2005 (the "Redemption Date"); provided, that (i) if any shares of Series A Convertible Preferred Stock are outstanding as of such date, such redemption shall require the prior consent of the Majority Series A Holders (as defined in Section 2.2 of Part A) as provided in Section 8 of Part A, and (ii) if any shares of Series C Convertible Preferred Stock are outstanding as of such date, such redemption shall require the prior consent of the Majority Series C Holders (as defined in Section 2.2 of Part C) as provided in Section 8 of Part C. If the consent of the Majority Series A Holders and/or Majority Series C Holders to the redemption of the Series B Redeemable Preferred Stock on such date is required under these Articles but such consent is not obtained, then the Redemption Date shall be such later date as to which such consent is obtained, or, if such consent is not obtained, the date 90 days after the date as of which no shares of Series A Convertible Preferred Stock or Series C Convertible Preferred Stock remain outstanding. On or prior to the 90th day preceding the Redemption Date, the Company shall give written notice ("Redemption Notice") by mail, postage prepaid, to the holders of the then outstanding Series B Redeemable Preferred Stock at the address of each such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice. Such notice shall set forth the date specified for redemption and the Redemption Price (which shall be the Liquidation Preference Amount). The notice shall further call upon such holders to surrender to the Company on or before the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed or an indemnification and loss certificate. On or before the Redemption Date, each holder of shares of Series B Redeemable Preferred Stock called for redemption shall surrender the certificate evidencing such shares, or such indemnification and loss certificate, to the Company. At such time, the Company shall pay to each of the holders of Series B Redeemable Preferred Stock a per share cash price equal to the Redemption Price.

     3.2  Termination of Rights.  From and after the Redemption Date, unless
          ---------------------
there shall have been a default in payment or tender by the Company of the Redemption Price, all rights of the holders with respect to such redeemed shares of Series B Redeemable Preferred Stock (except the right to receive the Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

     3.3  Insufficient Funds.  If the funds of the Company legally available for
          ------------------
redemption of shares of Series B Redeemable Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series B Redeemable Preferred Stock on such Redemption Date, the Company shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on the Redemption Date, but which it has not redeemed, at the Redemption Price. If any shares of Series B Redeemable Preferred Stock are not redeemed for the foregoing reason or because the Company otherwise failed to pay or tender to pay the aggregate Redemption Price on all outstanding shares of Series B Redeemable Preferred Stock, all shares which have not been redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein.

     4.   Voting Power.  Except as required by law, the holders of shares of the
          ------------
Series B Redeemable Preferred Stock shall not have any voting rights or powers.

     5.   Reacquired Shares of Series B Redeemable Preferred Stock.  All shares
          --------------------------------------------------------
of Series B Redeemable Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized, unissued shares of undesignated preferred stock available for issuance by the Company.

     6.   Section References; Definitions.  Except as specifically stated
          -------------------------------
otherwise, all references in this Part B to Sections are references to Sections in this Part B. All references to "Part A" or "Part C" are references to Part A and Part C of this Article Fourth of these Articles. Unless specifically provided otherwise, the definitions specified in this Part B for certain terms are only for such terms as used in this Part B. "Articles" means the Company's Articles of Incorporation as they may from time to time be amended or restated.

PART C:   TERMS OF THE SERIES C CONVERTIBLE PREFERRED STOCK
          -------------------------------------------------


     Series C Convertible Preferred Stock.  The series of Preferred Stock
     ------------------------------------
designated and known as "Series C Convertible Preferred Stock" shall consist of 2,495,697 shares. All shares of Series C Convertible Preferred Stock shall rank equally and be identical in all respects. The relative rights preferences, restrictions and other matters relating to the Series C Convertible Preferred Stock are as follows:

     1.   Rank.  The Series C Convertible Preferred Stock shall, with respect to
          ----
priority as to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank on a parity basis with the Series A Convertible Preferred Stock and prior to (i) the Common Stock, (ii) the Series B Redeemable Preferred Stock, and (iii) any other class or series of capital stock of the Company, whether now existing or hereafter created.

     2.   Dividends
          ---------

     2.1. General.  The holders of shares of the outstanding Series C
          -------
Convertible Preferred Stock shall be entitled to receive non-cumulative dividends ratably and on a parity with such dividends as may be paid on the Common Stock and the Series A Convertible Preferred Stock as and when dividends on the Common Stock are declared by the Board of Directors of the Company out of funds legally available therefor, such dividends to be paid with respect to the Series C Convertible Preferred Stock as though each share of Series C Convertible Preferred Stock had been converted into shares of Common Stock pursuant to Section 6 hereof immediately prior to the record date for such dividend.

     2.2. Coordination With Conversion Right.  To the extent that any provision
          ----------------------------------
of this Part C provides for an adjustment to the Applicable Conversion Value (or the number, amount or kind of securities issuable upon conversion of a share of Series C Convertible Preferred Stock) by reason of any dividend or distribution on the Common Stock referred to in Section 2.1 of this Part C, the holders of at least a majority of the outstanding shares of the Series C Convertible Preferred Stock ("Majority Series C Holders") shall have the right to elect either (i) to require that the corresponding dividend or distribution contemplated by Section
2.1 be declared and paid or made with respect to the Series C Convertible Preferred Stock as provided in Section 2.1, in which case such adjustment shall not be made to such extent, or (ii) to require such adjustment to be made, in which case such corresponding dividend or distribution shall not be declared or paid or made with respect to the Series C Convertible Preferred Stock to such extent. In declaring, making and paying dividends and distributions on the Common Stock as to which such right of election exists, the Company shall provide the holders of the Series C Convertible Preferred Stock with reasonable advance notice and forms of election, and shall otherwise act in good faith, so that such holders may effectively exercise all rights of election provided for in this Section 2.2 on a timely basis.

     2.3. Record and Payment Dates.  The Board may fix a record date for the
          ------------------------
determination of holders of Series C Convertible Preferred Stock entitled to receive a dividend or distribution pursuant to Section 2.1 of this Part C, which date shall be the same as the record date for the corresponding dividend or distribution on the Common Stock. The payment date for any such dividend or distribution shall be on or before the payment date for the corresponding dividend or distribution on the Common Stock.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

     3.1. Treatment at Liquidation, Dissolution or Winding Up.
          ---------------------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of each share of Series C Convertible Preferred Stock and Series A Convertible Preferred Stock (together, the "Senior Preferred Stock") shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, an amount equal to the Liquidation Price of such share of Senior Preferred Stock as of the date of the payment or distribution thereof to the holders of Senior Preferred Stock.

"Liquidation Price" means

     (i) with respect to the Series C Convertible Preferred Stock, an amount equal to the greater of

          (A) $5.81 per share (the "Series C Issue Price") of Series C Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Convertible Preferred Stock) plus all declared and unpaid dividends thereon, to and including the date full payment shall be tendered to the holders of the Series C Convertible Preferred Stock with respect to such liquidation, dissolution or winding up; or

          (B) such amount per share of Series C Convertible Preferred Stock as would have been payable had each such share been converted into shares of Common Stock pursuant to Section 6 of this Part C and each share of Series A Convertible Preferred Stock been converted into shares of Common Stock pursuant to Section 6 of Part A immediately prior to such event of liquidation, dissolution or winding up and all assets of the Company available for distribution to holders of the Company's capital stock of all classes been distributed to the holders of the Series B Redeemable Preferred Stock and the Common Stock; and

     (ii) with respect to the Series A Convertible Preferred Stock, the amount set forth as the Liquidation Price of the Series A Convertible Preferred Stock in Section 3.1(a) of Part A.

          (b) If the assets of the Company shall be insufficient to permit the payment in full of the amounts thus distributable to the holders of the Series C Convertible Preferred Stock and Series A Convertible Preferred Stock, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock and the holders of the Series A Convertible Preferred Stock in proportion to the respective full preferential amounts to which such holders would otherwise be entitled. After such payment shall have been made in full to the holders of the Series C Convertible Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series C Convertible Preferred Stock so as to be available for such payment, the holders of Series C Convertible Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company and shall have no further rights of conversion and the remaining assets available for distribution shall be distributed among the holders of any other series of Preferred Stock ranking junior in liquidation to the Series C Convertible Preferred Stock and the Common Stock.

     3.2. Treatment of Reorganizations, Consolidations, Mergers, and Sales of
          -------------------------------------------------------------------
Assets.  A reorganization as provided in Section 6.7 or a consolidation or
------
merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series C Convertible Preferred Stock shall have the right to elect the benefits of the provisions of Section 6.7 hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3.

     3.3. Distributions Other than Cash.  Whenever the distribution provided for
          -----------------------------
in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value (as defined in Section 6.4(d)) of such property as determined on the basis of an independent appraisal.

     3.4. Record Date and Notice.  In the event of any liquidation, dissolution
          ----------------------
or winding up of the Company, whether voluntary or involuntary, the following shall apply:

          (a) Any distribution to the holders of capital stock of the Company of any class or series of assets of the Company available for distribution to its stockholders will be made to the holders of record of such class or series on a record date that is not less than 10 days nor more than 30 days prior to the date such distribution is proposed to be made (each, a "Distribution Date").

          (b) The Company shall give to each holder of Series C Convertible Preferred Stock at least 20 days' prior written notice of the record date to be fixed for any payment or distribution to any of the holders of any capital stock of the Company of any class or series. In addition to any other information required by the Company's Articles of Incorporation (as amended or restated from time to time, these "Articles"), the Company's by-laws or applicable law, such notice shall describe in reasonable detail each payment or distribution proposed to be made, identify all classes and series of capital stock that will participate in such payment or distribution and the relative participations of the holders of each such class or series and state the record date and Distribution Date for such payment or distribution. Such notice shall be accompanied by a statement, in reasonable detail, showing the amount, kind and value of all assets of the Company available for payment or distribution to its stockholders.

     4.   Voting Power.  Except as otherwise expressly provided in Section 8
          ------------
hereof, or as required by law, each holder of Series C Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Convertible Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Convertible Preferred Stock, Series A Convertible Preferred Stock and Common Stock shall vote together as a single class on all matters. Whenever in these Articles it is provided that any action, determination or decision requires the approval, consent or vote of the holders of a specified number or percentage of the then outstanding shares of Series A Convertible Preferred Stock or Series C Convertible Preferred Stock, separately as a class, or any two or more series of Preferred Stock, together as a single class, on an "as converted basis," such provision means the specified number or percentage, respectively, of the shares of Common Stock into which the then outstanding shares of the specified series or combined series are convertible as of the applicable record date for determination of holders of such series or combined series entitled to vote on such matter or, if no such record date is established, at the date such approval, consent or vote is requested or solicited. Similarly, whenever in these Articles it is provided that any right, privilege or benefit endures or is available or any provision of these Articles remains operative only so long as a specified number or percentage of shares of a specified series of Preferred Stock of any one or more series remain outstanding or are held by some specified Person(s) or categories of Person(s), such provision means the specified number or percentage, respectively, of the shares of Common Stock into which the then outstanding shares of the specified series or combined series of Preferred Stock are convertible as of the applicable time of determination.

     5.   Redemption.
          ----------

     5.1. Optional Redemption.  Persons holding at least thirty percent (30%) of
          -------------------
the Series C Convertible Preferred Stock outstanding shall have the right to require the Company to redeem all of the outstanding shares of Series C Convertible Preferred Stock upon the occurrence of any of the following (each a "Redemption Event"): (i) the fifth anniversary of the date the Company first issued shares of Series C Convertible Preferred Stock ("Series C Issue Date"),
(ii) a Change of Control, or (iii) a Reorganization Event. Such Persons may exercise such right by delivering written notices ("Exercise Notices") to such effect, which, collectively, have been signed by the Persons holding at least thirty percent (30%) of the Series C Convertible Preferred Stock outstanding as of the date of the Redemption Event (the Persons delivering such Exercise Notices, the "Exercising Series C Holders"), to the Company at any time after the date of the occurrence of the Redemption Event and prior to the expiration of the 30 day period following the Company's delivery of written notice of the Redemption Event to the holders of Series C Convertible Preferred Stock. If such right is so exercised, the redemption date ("Redemption Date") shall be a Business Day selected by the majority of the Exercising Series C Holders that is not sooner than the 90th day after and not later than the 120th day after the Company delivers notice of the Redemption Event to the Series C Holders; provided, however, that if, in connection with such Redemption Event, the Majority Series A Holders (as defined in Section 2.2 of Part A) have exercised their right to redeem the Series A Convertible Preferred Stock pursuant to Section

5.1 of Part A, then the Redemption Date shall be the date within such period, and within the corresponding period specified in Section 5.1 of Part A, agreed to by the Majority Series A Holders and the majority of the Exercising Series C Holders; and provided further, that in the case of any Reorganization Event, the
             --------
Redemption Date shall be postponed by a number of days equal to the number of days, if any, during which either the exercise of such right or the redemption by the Company of the Series C Convertible Preferred Stock (or, if applicable, the Series A Convertible Preferred Stock) shall be enjoined, stayed or otherwise prevented or delayed by order or decree of any court or tribunal having jurisdiction. The Company shall deliver written notice to all holders of Series C Convertible Preferred Stock promptly upon the occurrence of a Redemption Event. The redemption price per share ("Redemption Price") shall be an amount equal to the amount that would be distributed in respect of each share of Series C Convertible Preferred Stock if the Company were sold for its Fair Market Value (as defined in Section 6.4(d)) as of the date of the Redemption Event and the proceeds of such sale were distributed as provided in Section 3.1. In such event, the Fair Market Value of the Company shall be determined by an investment bank of national standing selected by the Company and approved by the Majority Series C Holders. The following definitions are applicable to this Section 5 and to any other Section in this Part C in which these terms are used:

          "Change of Control" means any of the following:

               (i) any person other than Kyle D. Parker or a Person controlled by Kyle D. Parker at any time becomes the Beneficial Owner, directly or indirectly and whether as a result of issuances, redemptions or repurchases by the Company of Common Stock or transfers of Common Stock by stockholders of the Company, of Common Stock representing 50% or more of the combined voting power with respect to the election of directors of the Company represented by all then outstanding Common Stock of the Company;

               (ii) the Company consolidates with, or merges with or into, another person, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets directly or indirectly to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Common Stock of the Company is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the persons who were the Beneficial Owners of the outstanding Common Stock of the Company immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding common stock of the surviving or transferee Person; or

               (iii) the Company or any of its Subsidiaries purchase, lease or otherwise acquire assets of any Person or Persons, in one or a series of related transactions, for consideration consisting in whole or in part of Common Stock, Convertible Securities or Rights and the number of shares of Common Stock issued by the Company (including all shares issuable or purchasable upon exercise of all such Convertible Securities and Rights) in such transaction is equal to 50% or more of the number of fully diluted shares of

     Common Stock outstanding immediately prior to such transaction (or the first of such series of transactions).

          A "Reorganization Event" shall be deemed to have occurred upon the happening of any of the following:

               (i) the appointment of a receiver or trustee to administer all or a substantial portion of the assets of the Company or any Significant Subsidiary, which shall remain in effect for 60 days;

               (ii) the filing by the Company or any Significant Subsidiary of a voluntary petition for relief under any Insolvency Law or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

               (iii) the making by the Company or any Significant Subsidiary of a general assignment for the benefit of creditors;

               (iv) the filing by the Company or any Significant Subsidiary of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under any Insolvency Law; or

               (v) the entry of an order, judgment or decree by any court of competent jurisdiction granting relief against the Company or any Significant Subsidiary in an involuntary proceeding under any Insolvency Law and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days.

          "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "Beneficial Owner" means a beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as interpreted by the Securities and Exchange Commission, provided that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire without regard to the 60 day limitation in subdivision (d)(i) of such Rule 13d-3. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

          "Convertible Securities" means evidences of indebtedness, shares of stock or other securities or obligations that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

          "Rights" means any options, warrants or other rights (except Convertible Securities), however denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

          "Insolvency Law" means the United States Bankruptcy Code and any other law, foreign, federal or state, relating to bankruptcy, receivership, reorganization, insolvency, adjustment, compromise or extension of debt or other relief of a debtor from creditors.

          "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

          "Significant Subsidiary" means a Subsidiary in which the Company's and its other Subsidiaries' (i) investments in and advances to the Subsidiary exceed 20% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, (ii) proportionate share of the total assets of the Subsidiary exceeds 20% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a Change in accounting principle of the Subsidiary exceeds 20% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

     5.2. Form and Source of Redemption Payments.  The Redemption Price for all
          --------------------------------------
shares redeemed pursuant to Section 5.1 shall be paid in cash from unrestricted funds legally available for such purpose.

     5.3. Notice of Redemption.  Notice of any redemption by the Company
          --------------------
pursuant to Section 5.1 shall be given to the holders of record of the shares of Series C Convertible Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of the Company or are supplied by them in writing to the Company for the purpose of such notice. Such notice shall be given not more than 45 days nor less than 10 days prior to the Redemption Date. In addition to any information required by law or by the applicable rules of any national stock exchange or national interdealer quotation system, such notice shall set forth the Redemption

Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and shall state the name and address of the Redemption Agent appointed in accordance with Section 5.4.

     5.4. Deposit of Redemption Price.  If any shares of Series C Convertible
          ---------------------------
Preferred Stock are to be redeemed pursuant to Section 5.1, then on or before the Redemption Date the Company shall deposit, in an irrevocable trust fund for the sole purpose of redeeming the shares of Series C Convertible Preferred Stock to be redeemed on the Redemption Date, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $250,000,000 or having capital, undivided profits and surplus aggregating at least $250,000,000 on a consolidated basis with such bank's or trust company's parent, provided, however, that, in such case, such parent has guaranteed all of the existing and future obligations of such bank or trust company (a "Redemption Agent"), immediately available unrestricted funds legally available for such purpose sufficient to redeem all outstanding shares of Series C Convertible Preferred Stock to be redeemed pursuant to Section 5.1 for the applicable Redemption Price on the Redemption Date, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Company, to pay, commencing on the Redemption Date or prior thereto, the Redemption Price of such shares of Series C Convertible Preferred Stock to their respective holders upon the surrender of their share certificates and, from and after the later of the date of such deposit and the Redemption Date, such shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment, as provided in these Articles, of the Redemption Price of such shares, calculated through the Redemption Date, upon surrender of the certificates therefor. Until such date, the shares of Series C Convertible Preferred Stock shall continue to be convertible into Common Stock in accordance with Section 6 and shall continue to be issued and outstanding for all other purposes. Any funds so deposited with the Redemption Agent by the Company and unclaimed for six months from the Redemption Date shall (unless an applicable escheat or abandoned property law designates another Person) be paid to the Company, after which repayment the holders of such shares of Series C Convertible Preferred Stock shall look to the Company for the payment of the Redemption Price therefor, without interest.

     5.5. Actions to Facilitate Required Redemptions. If in connection with any
          ------------------------------------------
Redemption Event the Company has insufficient cash to (A) redeem all shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock that it is required to redeem pursuant to these Articles on the Redemption Date and (B) purchase all Warrants and Warrant Shares (as those terms are defined in the Amended and Restated Stockholders Agreement ("Stockholders Agreement"), entered into on or about the Series C Issue Date, by and among the Company and certain holders of securities of the Company) pursuant to Section 5 of the Stockholders Agreement, then the Company shall (i) promptly give written notice to such effect to the holders of the Series C Convertible Preferred Stock, (ii) take, as hereafter provided in this Section 5.5, all reasonable lawful actions to obtain sufficient cash to enable the Company to make such redemption and purchase, including (A) the sale of additional equity securities, (B) any necessary action under applicable law to reduce the Company's stated capital or otherwise increase the

Company's surplus or other funds legally available, (C) a refinancing of the debt of the Company, (D) asset sales by the Company and (E) a sale of the Company to a third party and (iii) no later than 30 days after the date of delivery of the notice referred to in clause (i) of this sentence, engage (at the Company's sole expense, which expense may be paid prior to the redemption of the Preferred Stock and the purchase of the Warrants and Warrant Shares) a nationally recognized independent investment banking firm (such firm, the "Advisor") reasonably acceptable to both the Majority Series C Holders and the Majority Series A Holders (together, the "Majority Preferred Holders") in order to advise and assist the Company in connection with the actions to be taken by the Company (each such action, an "Action"), including without limitation the actions enumerated in subclauses (A)-(E) of clause (ii) of this sentence. The Company and the Advisor shall submit to the holders of the Series C Convertible Preferred Stock, no later than 60 days after the date of the notice referred to in clause (i) of the immediately preceding sentence, a proposal setting forth the Actions proposed to be taken by the Company. Any proposed Action that is approved by the affirmative vote of the Majority Preferred Holders (each, an "Approved Action") shall be pursued by the Company in good faith as quickly as practicable. In the event that the Approved Actions include a sale of the Company or its assets, then no later than 120 days after such approval (150 days if the Advisor assisting in the sale shall advise the Company in writing that such additional period is reasonably likely, in its good faith judgment, to result in a higher price being obtained in such sale) or such later date as may be agreed upon by the Company and the Majority Preferred Holders, the Board of Directors shall accept the highest bid submitted for such sale deemed by the Advisor to represent an "adequate" price for such assets or the Company (the values of such bids to be determined by the Advisor). Any holder of shares of Series C Convertible Preferred Stock or Series A Convertible Preferred stock and any Affiliate of any such holder or of the Company shall be entitled to submit its own bid in the competitive bidding process. In the event that the Approved Actions include (i) a sale of additional equity securities or debt securities of the Company or (ii) a refinancing of the debt of the Company, the Company will use its best efforts to consummate such proposed Action within 120 days after such approval or by such later date as may be agreed upon by the Company and the Majority Preferred Holders. Consistent with his or her fiduciary duties as a director of the Company, each director of the Company (whether or not a Series C Director) shall approve the taking by the Company of each Approved Action and, if any approval or other action by any of the Company's stockholders is required by applicable law in order to authorize, or otherwise in connection with, the taking of such Approved Action, shall recommend that such stockholders give such approval and take such other action, but this sentence shall not be construed as establishing any requirement for unanimous approval by the Board of Directors in order to authorize any Approved Action or otherwise the vote required under applicable law or these Articles. Nothing contained in this Section 5.5 is intended to eliminate, qualify, modify or limit the rights of the holders of the Series C Convertible Preferred Stock under any provision of these Articles or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Company to redeem shares of Series C Convertible Preferred Stock as and when required by these Articles.

     6.   Conversion Rights.  The holders of the Series C Convertible Preferred
          -----------------
Stock shall have the following rights with respect to the conversion of the Series C Convertible Preferred Stock into shares of Common Stock:

     6.1. General.  Subject to and in compliance with the provisions of this
          -------
Section 6, any share of the Series C Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series C Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 6.2) by the number of shares of Series C Convertible Preferred Stock being converted.

     6.2. Applicable Conversion Rate.  The conversion rate in effect at any time
          --------------------------
(the "Applicable Conversion Rate") shall be the quotient obtained by dividing $5.81 by the Applicable Conversion Value, calculated as provided in Section 6.3.

     6.3. Applicable Conversion Value.  The Applicable Conversion Value shall be
          ---------------------------
$5.81, except that such amount shall be adjusted from time to time in accordance with this Section 6. All references to the Applicable Conversion Value in this Part C are to the Applicable Conversion Value as so adjusted.

     6.4. Adjustments to Applicable Conversion Value.
          ------------------------------------------

          (a) Upon Sale of Common Stock.  If the Company shall, while there are
              -------------------------
any shares of Series C Convertible Preferred Stock outstanding, issue or sell shares of Common Stock for a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Conversion Value upon each such issuance or sale shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value immediately prior to such issuance, and the denominator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (z) the number of such additional shares of Common Stock so issued. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6.4(a) in respect of any issuance of Common Stock if an adjustment is made in respect of such issuance pursuant to Section 6.4(f).

          (b) Upon Issuance of Warrants, Options and Rights to Common Stock.
              -------------------------------------------------------------

              (1) For the purposes of this Section 6.4, the issuance or sale of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance or sale of any securities convertible into or exchangeable for shares of Common Stock (or the issuance or sale of any warrants, options or any rights with respect to such convertible or exchangeable securities and including, in each case, without limitation, dividends or distributions of such convertible or exchangeable securities) shall be deemed an issuance or sale, as applicable, at such time of such Common Stock if the Net Consideration Per Share (as defined in paragraph (3) below) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion

     Value of the Common Stock at the time of such issuance. Any obligation, agreement, or undertaking to issue or sell warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance or sale, as applicable, at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 6.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if any adjustment shall previously have been made upon the issuance or sale of any such warrants, options, subscriptions or purchase rights or upon the issuance or sale of any convertible or exchangeable securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

               (2) Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased or increased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (a) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the actual Net Consideration Per Share of such securities, and (b) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to this paragraph. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock shall be disregarded as, and when all of such warrants, options, subscriptions, or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions, or purchase rights not been issued.

               (3) For purposes of this Section 6.4(b), the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

               (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

               (B) The "Net Consideration Per Share" which may be received by the Company shall be determined initially in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

          (c) Stock Dividends.  In the event the Company shall make or issue, or
              ---------------
shall fix a record date for the determination of holders of any stock of the Company other than Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for the Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend or distribution shall be deemed to have been issued without consideration and the adjustments required by subsections (a) and (b) of this Section 6.4 shall be made; provided, however, that if the Majority Series C Holders consent to such a dividend or distribution, then no adjustments required by subsections (a) and
(b) of this Section 6.4 shall be made. The making or payment of any such distribution or dividend in Common Stock on the Series C Convertible Preferred Stock shall not reduce the number of shares of Common Stock the holders of such shares of Series C Convertible Preferred Stock are otherwise entitled to receive upon conversion of such shares.

          (d) Consideration.  For the purpose of making any adjustment required
              -------------
under this Section 6.4, the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (B) to the extent it consists of property other than cash, be computed at the Fair Market Value of that property as determined in good faith by the Board of Directors.

          "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity security registered under the Exchange Act. The Fair Market Value of the Company shall be determined on a going concern basis, and on the basis that the management and other key employees of the Company and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable by the Company pursuant to the indemnification provisions of the Stock Purchase Agreement pursuant to which the Company issued the shares of Series C Convertible Preferred Stock (the "Series C Purchase Agreement").

          "Current Market Price" means, in respect of any share of Common Stock as of any time,

     (A) if the Common Stock shall not then be Publicly Traded, the Fair Market Value per share of Common Stock as at such date as determined by the Board in good faith, or

     (B) if the Common Stock is then Publicly Traded, the average of the reported last sales prices for the ten consecutive Trading Days commencing 20 Trading Days before the date in question.

          The reported last sales price for each Trading Day shall be

          (i) the reported last sales price, regular way, as reported on the New York Stock Exchange Composite Tape, or

          (ii) if not listed or admitted to trading on the New York Stock Exchange, on the National Market tier of The Nasdaq Stock Market, or

          (iii) if the Common Stock is not listed or admitted to trading on the National Market tier of the Nasdaq Stock Market at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading, or

          (iv) if such security is not quoted on such National Market tier or any national securities exchange, the average of the highest bid and lowest asked prices on such day as reported by The Nasdaq Stock Market.

     As used herein, the term "Trading Day" means a day on which the New York Stock Exchange, each national securities exchange on which the Common Stock is listed and The Nasdaq Stock Market are open for business, provided that if no sales of the Common Stock take place on such day on the relevant exchange or stock market determined under the immediately preceding sentence, such day shall not be a Trading Day. The Common Stock shall be considered to be "Publicly Traded" as of any date if on such date (i) the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and (ii) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted on The Nasdaq Stock Market.

          (e) Adjustment for Stock Splits and Combinations.  If the Company
              --------------------------------------------
shall at any time or from time to time effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series C Convertible Preferred Stock, the Applicable Conversion Value in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the

Series C Convertible Preferred Stock, the Applicable Conversion Value in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6.4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Common Stock Dividends and Distributions.  If the Company at any
              ----------------------------------------
time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in shares of Common Stock, the Applicable Conversion Value shall be decreased as of the time of such issuance or, if such a record date is fixed, as of the close of business on such record date by multiplying the Applicable Conversion Value by a fraction (A) the numerator of which is the total number of shares of Common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date (as the case may be) and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date (as the case may be) plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

          (g) Other Dividends.  In the event the Company shall make or issue, or
              ---------------
shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or (ii) cash or assets, then, subject to Section 2.2, the Applicable Conversion Value shall be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the denominator of which shall be the Current Market Price per share of the Common Stock immediately prior to such issuance or the close of business on such record date (as the case may be) and the numerator of which is the excess of (x) the Current Market Price per share of the Common Stock as of such date over (y) the amount allocable to each share of Common Stock outstanding as of such date of the sum of (A) the Fair Market Value (as determined as of such date in good faith by the Board) of such securities or assets so distributable, plus (B) any such cash so distributable; provided however, that if such adjustment would result in an Applicable Conversion Value that is greater than the Applicable Conversion Value in effect prior to such adjustment, then such adjustment shall not be made and, in lieu thereof, provision shall be made so that the holders of Series C Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series C Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as defined in Section 6.9), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series C Convertible Preferred Stock.

          (h) IPO.
              ---

              (1) The provisions of this Section 6.4(h) shall apply if the Company consummates an underwritten public offering of its Common Stock (including the exercise of any over-allotment options, an "IPO") within 24 months after the Series C Issue Date. The following definitions are applicable only to this Section 6.4(h):

          (i) the term "Effective Time" means the time of the closing of the IPO; and

          (ii) the term "Offering Price" means the price to the public per share of Common Stock in the IPO.

               (2) If the Company completes an IPO within 24 months after the Series C Issue Date, then, immediately prior to the Effective Time, the Applicable Conversion Value shall be adjusted to an amount equal to the lesser of (A) the Applicable Conversion Value in effect immediately prior to the Effective Time (and prior to such adjustment), and (B) an amount equal to fifty percent (50%) of the Offering Price.

               (3) For the sake of certainty, it is intended that the adjustments provided for in this Section 6.4(h) shall in all events be effective prior to the effectiveness of the conversion of the Series C Preferred Shares pursuant to Section 6.12. From and after the effective time of any adjustment made pursuant to this Section 6.4(h), the Applicable Conversion Value shall continue to be subject to further adjustment as provided in this Section 6.

          (i)  Exceptions.  The provisions of this Section 6.4 (other than
               ----------
Section 6.4(b)(2)) shall not apply to (A) the issuance of shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock outstanding as of the Series C Issue Date or upon conversion of the Series C Convertible Preferred Stock, (B) the issuance of Common Stock and/or options, warrants or other Common Stock purchase rights, and the issuance of Common Stock pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) before, on or after the Series C Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary that is approved by the Compensation Committee of the Board of Directors of the Company pursuant to the Company's 1996 Stock Option Plan (or pursuant to any other incentive compensation plan approved by the Compensation Committee); provided that such issuances shall not exceed, or be convertible into or exercisable for more than, in the aggregate, 500,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) and (C) the issuance of shares of Common Stock pursuant to the exercise of any Warrants (as defined in the Note Purchase Agreement) or any other options, warrants or rights outstanding as of the Series C Issue Date and disclosed on a schedule to the Series C Purchase Agreement.

     6.5. Certain Provisions Applicable to Adjustments Generally.
          ------------------------------------------------------

          (a) If, as a result of any adjustment made pursuant to Section 6.4 or otherwise, the holders of Series C Convertible Preferred Stock, would, upon conversion, become the holders of more than one class or series of capital stock of the Company, then (A) the Applicable Conversion Value (and the number, amount or kind of securities issuable upon conversion of a share of Series C Convertible Preferred Stock) shall be subject to adjustment in respect of each such class and series of capital stock in a manner and on terms as nearly as equivalent as practicable to all the provisions set forth in Section 6.4, which manner and terms shall be promptly determined by the Board of Directors, in good faith, and (B) the Board of Directors shall determine, in good faith, the equitable allocation of the Applicable Conversion Value between or among the classes of capital stock. Promptly after the Board of Directors makes any such determination, the Company shall deliver to each holder of Series C Convertible Preferred Stock a written notice which shall describe in reasonable detail the manner and terms so determined.

          (b) Adjustments of the Applicable Conversion Value (and the number, amount or kind of securities issuable upon conversion of a share of each such series) shall be cumulative and shall be made successively on each and every occasion that any event requiring any such adjustment shall occur.

          (c) If, after the event giving rise to such adjustment but prior to the effective time for such adjustment, any holder converts any Series C Convertible Preferred Stock and such holder would have received any additional shares of Common Stock, cash or other securities, property or consideration if such conversion had been made immediately after such effective time, the Company shall deliver to such holder, promptly after such effective time, all such additional shares of Common Stock, cash or other securities, property or consideration.

     6.6. Capital Reorganization or Reclassification.  If the Common Stock
          ------------------------------------------
issuable upon the conversion of the Series C Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6, or the sale of all or substantially all of the Company's properties and assets to any other person), then and in each such event provision shall be made so that the holder of each share of Series C Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     6.7. Capital Reorganization, Merger or Sale of Asset.
          -----------------------------------------------

          (a) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Convertible Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series C Convertible Preferred Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series C Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series C Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (b) Each holder of Series C Convertible Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 6.7, shall have the option of electing treatment of his shares of Series C Convertible Preferred Stock under either this Section 6.7 or Section 3 hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) business days before the effective date of such event (provided that the Company has given notice of the record date for such event to such holder as required under Section 10). If a holder of Series C Convertible Preferred Stock elects treatment of any of its shares under
Section 3 as permitted in this Section 6.7, then the Company shall purchase such shares for the amount per share which would be payable to such holder if such event were treated as a liquidation, dissolution or winding up of the Company effective as of the date of such event entitling the holders of the Series C Convertible Preferred Stock to receive, in cash and promptly after the date of the closing, consummation or occurrence of such event, the respective amounts specified in Section 3.1 that they would receive if the Company were being liquidated and dissolved on such date and the Company were sold for its Fair Market Value (as determined by an investment bank of national standing selected by the Company and approved by the Majority Series C Holders) on such date and all proceeds of such sale were distributed to the Company's stockholders as contemplated by Section 3.

     6.8. Accountant's Certificate as to Adjustment Notice by Company.  In each
          -----------------------------------------------------------
case of an adjustment or readjustment of the Applicable Conversion Rate, the Company at its expense will furnish each holder of Series C Convertible Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. However, if the holder or holders of at least fifty percent (50%) of the then outstanding shares of Series C Convertible Preferred Stock so request, such certificate shall be prepared by independent public accountants of recognized national standing (which may be the Company's principal outside auditors).

     6.9. Exercise of Conversion Privilege.  To exercise its conversion
          --------------------------------
privilege, a holder of Series C Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of

Series C Convertible Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series C Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Convertible Preferred Stock in accordance with the provisions of this Section 6, cash in the amount of all declared and unpaid dividends on such shares of Series C Convertible Preferred Stock up to and including the Conversion Date, cash, as provided in
Section 6.10, in respect of any fraction of a share of Common Stock that otherwise would be issuable upon such conversion, and all other cash, other securities and other property, if any, to which such holder is entitled by virtue of the conversion of such Series C Convertible Preferred Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby; provided, that, such holder, at its option, may state in its notice of conversion that the conversion is not to be effective until a specified later date or the occurrence or satisfaction of any specified contingency or condition, in which event the share(s) of Series C Convertible Preferred Stock covered by such notice shall not be deemed to have been converted until immediately prior to the closing of such sale or such other date (as the case may be). If any holder of Series C Convertible Preferred Stock is advised by its legal counsel that its intended conversion of any or all of its Series C Convertible Preferred Stock would or might be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other law, rule or regulation which requires any filing with or review or approval by any governmental authority or agency, the Company shall promptly comply with any requirements of such law, rule or regulation applicable to it, and the Company and such holder shall each cooperate with the other in its efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis. In such event, each of the Company and such holder shall pay one half of any filing fees required in connection therewith.

     6.10. Cash in Lieu of Fractional Shares.  No fractional shares of Common
           ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Convertible Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Convertible Preferred Stock, the Company shall pay to the holder of the shares of Series C Convertible Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Current Market Price (as defined in Section 6.4(d)) per share of the Common Stock at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Convertible Preferred Stock being converted at any one time by any holder thereof and not upon each share of Series C Convertible Preferred Stock being converted.

     6.11. Partial Conversion.  In the event some but not all of the shares of
           ------------------
Series C Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Convertible Preferred Stock which were not converted.

     6.12. Automatic Conversion Upon Initial Public Offering.
           -------------------------------------------------

           (a) Immediately upon the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (A) the aggregate proceeds to the Company in such underwritten public offering equals or exceeds $20,000,000, and (B) the per share price of the Common Stock offered for sale in such offering is at least two (2) times the Series A Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like) (such offering a "Qualified Public Offering"), all outstanding shares of Series C Convertible Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such Series C Convertible Preferred Stock is convertible pursuant to this Section 6 as of the closing of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock; provided, that all adjustments to the Applicable Conversion Value required pursuant to
Section 6 by reason of any event, transaction or action occurring on or before the date of such conversion shall be made, whether or not the effectiveness of such adjustment is stated by the provision requiring such adjustment to be after the date of such conversion and even if the calculation, nature or size of the adjustment is dependent on facts or events occurring, or not ascertainable until, after such date, including all adjustments required by Section 6.4(h).

           (b) Upon the occurrence of the conversion specified in Section 6.12(a), the holders of such Series C Convertible Preferred Stock shall, a reasonable time after notice from the Company, surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Convertible Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue such certificates unless certificates evidencing such shares of the Series C Convertible Preferred Stock being converted are either delivered to the Company or any such transfer agent, or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

     6.13. Reservation of Common Stock.  The Company shall at all times reserve
           ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     7.   Reacquired Shares of Series C Convertible Preferred Stock.  All shares
          ---------------------------------------------------------
of Series C Convertible Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized, unissued shares of undesignated preferred stock available for issuance by the Company.

     8.   Restrictions and Limitations.  Without the consent of holders of a
          ----------------------------
least two-thirds of the outstanding shares of Series C Convertible Preferred Stock, the Company shall not (A) amend or modify the terms of the Notes, the Note Purchase Agreement or the Series A Convertible Preferred Stock, or (B) amend, alter or repeal any provision of these Articles or the Company's Bylaws so as to effect any adverse change in the rights, privileges, powers or preferences of the holders of the Series C Convertible Preferred Stock. Except as expressly provided herein or as required by law, so long as any shares of the Series C Convertible Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or by written consent of the Majority Series C Holders, do any of the following:

          (i) authorize or issue, or obligate itself to authorize or issue, any new shares (or securities convertible into shares) of Series A Convertible Preferred Stock, Series C Convertible Preferred Stock or of any other class or series of capital stock of the Company having liquidation, redemption or dividend rights which are senior to or pari passu with the Series C Convertible Preferred Stock or that is redeemable (mandatorily, at the option of the holders, upon the occurrence of any date or event or otherwise) at any time while any shares of Series C Convertible Preferred Stock are outstanding;

          (ii) merge or consolidate with any other person, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or dissolve, liquidate or wind-up its business or affairs or otherwise terminate or permit the termination of its legal existence, except that any wholly-owned Subsidiary may merge into or consolidate with or transfer assets to the Company or any wholly-owned Subsidiary;

          (iii) offer or confer any right, benefit, privilege or opportunity to or upon, or waive, release or forbear from enforcing any obligation or liability (whether arising by contract, these Articles or otherwise) of, any holder, or the holders generally, of any series of Preferred Stock, in such holder's or holders' capacities as such, unless the same right, benefit, privilege, opportunity, waiver, release or forbearance is offered or granted to or conferred upon all holders of Preferred Stock on an equitable basis;

          (iv) (A) amend, modify or supplement the terms, provisions or conditions of any agreement or instrument pursuant to which any Person acquired any shares of the Company's capital stock, or any options, warrants or other rights to acquire shares of the Company's capital stock (except that the Company may amend, modify or supplement employee or director options with the approval of the Compensation Committee), or (B) waive, release, compromise or settle any remedy or claim existing or arising by virtue of the terms, provisions or conditions of any such agreement or instrument;

          (v) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Company's Common Stock, Series A Convertible Preferred Stock, Series B Redeemable Preferred Stock, Series C Convertible Preferred Stock or any other capital stock of the Company, or apply any of the Company's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any of the Company's Common Stock, Series A Convertible Preferred Stock, Series B Redeemable Preferred Stock, Series C Convertible Preferred Stock or any other equity securities of the Company, except that the Company may (A) redeem the Series A Convertible Preferred Stock if required by the Majority Series A Holders in accordance with, and subject to, the provisions of Section 5 of Part A, (B) redeem the Series C Convertible Preferred Stock if required by the Exercising Series C Holders in accordance with, and subject to, the provisions of Section 5 of this Part C, (C) repurchase the Warrants and Warrant Shares if required by the Majority Warrant Holders in accordance with, and subject to, the provisions of Section 4 of the Stockholders Agreement and, as applicable, Section 5 of Part A and Section 5 of this Part C, and (D) make repurchases from employees, or consultants or directors of the Company upon termination of employment or services pursuant to the terms of option agreements or restrictive stock agreements that (1) are approved by the Compensation Committee of the Board of Directors of the Company and entered into with such employees, consultants or directors and (2) do not exceed $250,000, in the aggregate, in any 12 month period; provided that no such repurchase shall be effected while a default exists with respect to the Company's obligations under Section 5 of this Part C;

          (vi) amend or repeal any provision of, add any provision to, or waive any provision (including any of these protective provisions) of these Articles or the Company's By-laws, or any resolution of the Board of Directors or any other instrument establishing and designating the Series A Convertible Preferred Stock, the Series B Redeemable Preferred Stock, the Series C Convertible Preferred Stock or any other capital stock of the Company now or hereafter existing and determining the relative rights, preferences, privileges or powers thereto;

          (vii) make any material change in the nature of the business conducted by the Company as of May 1, 1999;

          (viii) enter into any agreement with any Person which, in the absence of a default thereunder, would prevent the Company from paying dividends or making redemption payments on the Series C Convertible Preferred Stock in accordance with these Articles or from fully performing on a timely basis any of its obligations with respect to the Series C Convertible Preferred Stock, or would condition or otherwise limit or restrict the ability of any Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law to the Company or any other Subsidiary; (2) pay any Debt owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; (4) transfer any of its property or assets to the Company or any other

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

     Subsidiary; or (5) otherwise create or suffer to become effective any consensual arrangement which would have any effect referred to in this clause (viii);

          (ix) sell, transfer, convey, mortgage, pledge or otherwise dispose of or encumber any of their respective properties (including any property consisting of an equity interest or other investment or interest in any Subsidiary), except for (A) sales of property in the ordinary course of business, consistent with past practices, in arm's length transactions with non-affiliates, (B) encumbrances of assets on customary terms and consistent with past practices to secure indebtedness permitted by clause
     (x) of this Section 8, and (C) the sale of property not permitted by subclause (A) or (B) of this clause (x) if such sale is to a non-Affiliate of the Company, is at a price not less than Fair Market Value and the aggregate sale price for such sale and all other sales (whether or not related) during any single fiscal year made in reliance on this subclause
     (C) does not exceed $1,000,000 provided that at least 50% of the net proceeds from any such dispositions in excess of $250,000 during any single fiscal year are applied to reduce outstanding Debt;

          (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness except for (1) up to $12,500,000 in the aggregate (exclusive of interest, fees, expenses, costs, protective advances and other amounts which may be added to principal under any applicable loan agreement) in Senior Debt, (2) current liabilities, other than for Indebtedness for Money Borrowed, which are incurred in the ordinary course of business, (3) purchase money security interests securing the purchase of equipment to be used in connection with the business of the Company and its Subsidiaries, and (4) the Notes.

          (xi) declare or pay any dividend on, or declare or make any distribution to holders of any capital stock or other equity interests of the Company or any Subsidiary; or

          (xi) enter into any contract or agreement with or for the benefit of, make any loan or advance to or investment in, obtain any loan, advance or other extension of credit from, sell, assign or otherwise transfer any assets to, purchase or otherwise acquire any assets from, guarantee, assume or otherwise become liable for any Debt or other liabilities or obligations of or engage in any other transaction with or for the benefit of any Restricted Person, except (A) payment or provision of salaries and other employee compensation to officers or directors of the Company or such Subsidiary commensurate with compensation levels and deferred compensation amounts in effect on the date of and disclosed pursuant to the Series C Purchase Agreement or approved by the Compensation Committee or pursuant to any employment agreement disclosed pursuant to the Series C Purchase Agreement or approved by the Compensation Committee and (B) sales by the Company of its goods and services to customers in the ordinary course of business at the Company's standard rates and contracts or agreements related to such sales.

          To the extent that the Company proposes to take any action or consummate any transaction of any kind specified in any clause in this
     Section 8 in order to redeem, or in connection with the redemption of all outstanding shares of the Series C Convertible Preferred Stock required or permitted by Section 5, the consent or approval of the

     Majority Series C Holders shall not be required to the extent that the Company provides assurances, reasonably satisfactory to the Majority Series C Holders, that such action or transaction will not be taken or consummated unless such redemption is first or simultaneously effected in accordance with all applicable provisions of Section 5 (including the requirements of Section 5.4 with respect to the indefeasible deposit of the Redemption Price) and all applicable requirements of law and that the Company will not incur any liability or obligation (other than the payment of expenses incurred in connection therewith) in the event that such action or transaction is abandoned or any condition to the taking or consummation thereof (including the redemption of the Series C Convertible Preferred Stock in accordance with the terms of Section 5 and as required by this sentence) is not satisfied.

          The following terms have the meanings indicated wherever such terms are used in this Part C:

          "capital stock" when used with respect to any corporation means (unless the context otherwise indicates) any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any class or series, any and all stock appreciation rights and any and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

          "Indebtedness" has the meaning given to such term in the Note Purchase Agreement.

          "Senior Debt" has the meaning given to such term in the Note Purchase Agreement.

          "Indebtedness for Money Borrowed" as the meaning given to such term in the Note Purchase Agreement.

          "Notes" means the Company's 12.5% Senior Subordinated Notes due November 30, 2003 in an aggregate principal amount of $10,000,000.

          "Note Purchase Agreement" means the Senior Subordinate Note and Securities Purchase Agreement dated as of November 24, 1997 by and between the Company and Capital Resource Lenders III, L.P., as from time to time amended and in effect between the parties thereto.

          "Restricted Person" means (i) any Beneficial Owner of 5% or more of any class or series of equity interests in the Company, (ii) any Affiliate of the Company other than a wholly owned Subsidiary, (iii) any director or officer of the Company or of any Subsidiary, (iv) any Beneficial Owner of 5% or more of any class or series of equity interests in any

     Subsidiary and any director, officer or Affiliate of any such owner, and
     (iv) any Related Party of any Person covered by clause (i), (ii), (iii) or
     (iv) of this sentence.

          "Related Party" means, with respect to any Person, (i) any Person (other than the Company or a Subsidiary) of which such Person is a director, officer, partner, manager or other member of management, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of equity interests, and (ii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity. If such Person is a natural person, such Person's "Related Parties" shall also include such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children and any Person (other than the Company or a Subsidiary), trust or estate with which any such relative of such Person has any relationship specified in clause
     (i) or (ii) of the first sentence of this definition.

     9.   No Dilution or Impairment.  The Company will not, by amendment of its
          -------------------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series C Convertible Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable on the conversion of the Series C Convertible Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series C Convertible Preferred Stock from time to time outstanding, (c) will not transfer all or substantially all of its properties and assets to any other Person, or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other Person shall expressly assume in writing and will be bound by all the terms of the Series C Convertible Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series C Convertible Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken. In addition to the foregoing, each holder of Series C Convertible Preferred Stock shall be given, at the same times as holders of Common Stock, all notices of corporate action or proposed corporate action given to holders of Common Stock.

     11.  Sections References; Definitions. Except as specifically stated
          --------------------------------
otherwise, all references in this Part C to Sections are references to Sections in this Part C. All references to "Part A" or "Part C" are references to Part A and Part C of this Article Fourth of these Articles. Unless specifically provided otherwise, the definitions specified in this Part C for certain terms are only for such terms as used in this Part C.

     12.  Amendment.  The provisions of this Part C may be amended from time to
          ---------
time by the Board of Directors with the affirmative vote at a meeting duly called and held or written consent of the holders of at least two thirds of the Series C Convertible Preferred Stock outstanding; provided, however, any such
                                                  --------  -------
amendment which, by its terms, would have an adverse effect upon the shares of Series C Convertible Preferred Stock of any holder that does not affect all shares of Series C Convertible Preferred Stock on an equal per share basis shall also require the prior approval of such holder. Unless otherwise required by mandatory provisions of applicable law or by these Articles, no vote or consent of the holders of any other class or series of the Company's stock shall be necessary.